                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Nationwide Financial Services, Inc.:

  We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts", "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" in the prospectus. Our reports dated January 31, 1997 included herein refer to a change in accounting principle. In 1994, the Company changed its accounting for investments in debt and equity securities. Our reports also refer to the formation of the Company as a holding company for Nationwide Life Insurance Company and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. The consolidated financial statements are presented as if these companies were consolidated for all periods presented.

                                                  KPMG Peat Marwick LLP

Columbus, Ohio

February 19, 1997